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                                                                   EXHIBIT 10.11


                             FORM OF PROMISSORY NOTE

NEITHER THIS PROMISSORY NOTE NOR THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

               UNSECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE

         6.5/8.5% Convertible                                     $ [__________]
         Subordinated Note                                  December [___], 1997
         Due December [___], 2000


         FOR VALUE RECEIVED, NATIONSRENT INC., a Delaware corporation ("Maker"), promises to pay to [___________], ("Payee"), in lawful money of the United States of America, the principal sum of [___________________] ($[__________])
together with interest in arrears on the unpaid principal balance in the manner provided below at an annual rate equal to 6.5%, except any period between the Conversion Date and the Reversion Date (as defined in Section 1.5 herein), during which time interest shall be payable at an annual rate equal to 8.5%. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement (the "Agreement"), dated December 20, 1997, among NationsRent of West Virginia, Inc., a Delaware corporation and subsidiary of the Maker (the "Company"), the Payee and certain other selling shareholders (the "Shareholders"), and Titan Rentals, Inc., a West Virginia corporation, and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

SECTION 1. PAYMENTS.

         SECTION 1.1 PRINCIPAL AND INTEREST

         The principal amount of this Note shall be due and payable on December 31, 2000, and interest will be payable thereon from the date of this Note first set forth above, on a quarterly


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basis on March 31, June 30, September 30 and December 31 of each year during the term of this Note commencing on March 31, 1998.

         SECTION 1.2 MANNER OF PAYMENT

         All payments of principal and interest on this Note shall be made by certified or bank check at such place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

         SECTION 1.3 PREPAYMENT

         Upon twenty (20) days written notice (during which period the Payee may exercise his option to convert under ss.1.5 of this Note), after the later of
(a) the expiration of one hundred and eighty days following the date on which the Maker becomes a public company, or (b) the date on which the closing price of the shares of the Maker into which the Note is convertible has averaged more than 120% of the Conversion Price for a period of twenty (20) consecutive trading days (the "Prepayment Date"), Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity. Prior to the Prepayment Date, Maker shall not be entitled to prepay any portion of the outstanding principal balance due under this Note.

         SECTION 1.4 RIGHT OF SET-OFF

         Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 10.5 thereof. Any amounts set-off against any amount due hereunder shall be treated as if the Maker had made a permitted prepayment (without penalty or premium) hereunder.

         SECTION 1.5 CONVERSION

         Subject to and upon compliance with the provisions of the Agreement, if the Maker becomes a public company, the holder of this Note is entitled, at his or its option, at any time on or before the close of business on December 31, 2000, to convert the principal amount of this Note (or any portion of the principal amount hereof which is $1,000.00 or any integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/1000 of a share) of common stock of the Maker at a conversion price equal to the Maker's initial public offering price (or, if the Maker is merged into or otherwise acquired by or converted into an already existing, publicly held entity


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("New Entity"), at a conversion price equal to the average closing price of the shares of the New Entity for twenty (20) trading days following the merger) (the "Conversion Price"). The holder shall surrender this Note, duly endorsed or assigned to the Maker or in blank, to the Maker at its office or agency at the address provided in writing by Maker accompanied by written notice to the Maker that the holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the common stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Maker shall pay a cash adjustment. In addition, in case of certain consolidations or mergers to which the Maker is a party or the transfer of substantially all of the assets of the Maker, this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of common stock into which this Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

         If the Maker has not become a public company, has not merged, or has not been otherwise acquired by or converted into a New Entity by December 31, 1998 (the "Conversion Date"), this Note would then pay interest at an annual rate of 8.5% commencing on the next Interest Payment Date following the Conversion Date. After the Conversion Date but before the close of business on December 31, 2000, the interest rate shall revert to 6.5% per annum as of the date the Maker becomes a public company (the "Reversion Date").

SECTION 2. DEFAULTS.

         SECTION 2.1 EVENTS OF DEFAULT

         The occurrence and continuance of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

                  (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for twenty-five (25) days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

                  (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the


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         benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

                  (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

         SECTION 2.2 NOTICE BY MAKER

         Maker shall notify Payee in writing within five (5) days after the occurrence of any Event of Default of which Maker acquires knowledge.

         SECTION 2.3 REMEDIES

         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

SECTION 3. MISCELLANEOUS.

         SECTION 3.1 SENIOR INDEBTEDNESS

         The indebtedness evidenced by this Note is subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (defined below).

         For purposes of this Note, the following terms have the meanings specified below:

                  "Senior Indebtedness" means the principal of (and premium, if any) and interest on (a) all bank financing and other similar indebtedness of the Maker, other than the Seller Notes (defined below), whether outstanding on the date of this Note or thereafter created, incurred or assumed, which is (i) reasonably determined by Maker to be necessary or appropriate (A) in connection with the acquisition by Maker or any Maker Subsidiary (as defined below) of any businesses, properties, or assets, or (B) to finance the working capital needs of the Maker or any Maker Subsidiary, and (ii) for money borrowed; (b) obligations of the Maker or any Maker Subsidiary, whether outstanding on the date of this Note or thereafter created, incurred or assumed, as lessee under (I) leases of properties or assets, which leases are required to be capitalized on the balance sheet of the Maker or any


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         Maker Subsidiary under GAAP, and (II) leases of properties or assets made as part of any sale and lease-back transaction to which the Maker or any Maker Subsidiary is a party; and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to this Note.

                  "Seller Notes" means (a) this Note and notes given to other Shareholders by Maker and (b) any other notes whether outstanding on the date of this Note or thereafter created, incurred or assumed, issued by the Maker or any Maker Subsidiary in connection with the acquisition by Maker or any Maker Subsidiary of any other business, properties, stock or assets of the sellers of such businesses, properties, stock or assets.

                  "Maker Subsidiary" means any corporation with respect to which Maker owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         If an Event of Default has occurred under this Note, for so long as any Senior Indebtedness remains unpaid, and so long as no legal proceedings to collect on such Senior Indebtedness has been commenced, the Payee shall not commence or join with any creditor of the Maker other than the holder of the Senior Indebtedness in commencing any proceedings to collect or enforce its rights hereunder for a period of 120 days from the occurrence of such Event of Default; provided, however, that notwithstanding such forbearance of the commencement of proceedings with respect to an Event of Default, such Event of Default shall nevertheless be an Event of Default for all other purposes of this Note and the Payee shall be entitled to pursue all other remedies other than the commencement of proceedings under the circumstances set forth in this Section. Furthermore, the Payee agrees to furnish any holder of Senior Indebtedness upon request a subordination agreement that sets forth the priority rights of the Payee and the holder of the Senior Indebtedness and prohibits payments to the Payee that would cause a default under the Senior Indebtedness. The Senior Indebtedness does not and will not prohibit regularly scheduled payments under this Note so long as there is not a default under the Senior Indebtedness, and the making of such payments hereunder will not in and of itself constitute an event of default under the Senior Indebtedness.

         The Maker hereby represents and warrants to Payee that as of the Closing Date (i) no Seller Notes hold a position senior in right of payment to that of Payee under this Note and (ii) that it is not currently in default under any of its Senior Indebtedness.

         SECTION 3.2 WAIVER

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial


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exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

         SECTION 3.3 NOTICES

         Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

         SECTION 3.4 SEVERABILITY

         If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         SECTION 3.5 GOVERNING LAW

         This Note will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

         SECTION 3.6 PARTIES IN INTEREST

         This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by Will or, in default thereof, by operation of law.

         SECTION 3.7 SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.


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         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                    NATIONSRENT, INC.

                                    By:
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                                          Jeffrey E. Levine,
                                          Vice President and Secretary








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